Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

HUDSON HOLDING CORPORATION

April 8, 2011

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 8, 2011:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at www.hudsonholdingcorp.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

00030030000000000000 1	040811

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of January 4, 2011, by and among Rodman & Renshaw Capital Group, Inc., HHC Acquisition, Inc. and Hudson.	☐	☐	☐

2.

Proposal to adjourn the Special Meeting, if necessary or appropriate, for any purpose, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Amended and Restated Agreement and Plan of Merger.

		☐	☐	☐

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HUDSON HOLDING CORPORATION.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

HUDSON HOLDING CORPORATION

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned, revoking all previous proxies, hereby appoints Anthony M. Sanfilippo and Keith R. Knox, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, par value $0.001 per share, of Hudson Holding Corporation (“Hudson”) that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Hudson to be held at Hudson’s principal office located at 111 Town Square Place, 15th Floor, Jersey City, New Jersey 07310, on April 8, 2011 at 10:00 a.m., Eastern Daylight Time, or any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2. Please review carefully the proxy statement delivered with this proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the reverse side.)

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